UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2007, the Board of Directors of People’s United Financial, Inc. (the “Company”) approved a variety of actions relating to the compensation of directors and certain executive officers.

Directors’ Equity Compensation Plan

All non-employee members of the Board of Directors had previously voted to forego receipt of shares of Company stock otherwise payable to them on October 18, 2007 pursuant to the Directors’ Equity Compensation Plan, pending decisions that might be made at a later date regarding grants that might be made to directors pursuant to the 2007 Recognition and Retention Plan and/or the 2007 Stock Option Plan. Absent that vote, each non-employee director would have received 5,484 shares of Company stock following the Company’s annual meeting of shareholders on October 18, 2007.

After considering the level of equity grants made to non-employee directors pursuant to the Recognition and Retention Plan and the Stock Option Plan (discussed below), the Board (including all non-employee directors) voted to permanently forego receipt of all shares of Company stock that otherwise would have been issuable to the non-employee directors pursuant to the Directors’ Equity Compensation Plan on October 18, 2007.

Grants under Recognition and Retention Plan and Stock Option Plan

Non-employee directors received grants of restricted stock and stock options under the Company’s 2007 Recognition and Retention Plan and 2007 Stock Option Plan. Grants were as follows:

	Restricted Stock	Stock Options
Collin P. Baron	94,152	194,415

George P. Carter	114,620	236,679

Jerry Franklin	94,152	194,415

Eunice S. Groark	94,152	194,415

Janet M. Hansen	94,152	194,415

Richard M. Hoyt	94,152	194,415

Jeremiah J. Lowney, Jr.	94,152	194,415

James A. Thomas	94,152	194,415

All of the awards will vest in 20% annual increments over the next five years. The exercise price of all stock options is $17.085, which was the fair market value of the Company’s common stock on the grant date.

Copies of the form of agreements pursuant to which grants were made under the above-referenced plans are being filed as exhibits hereto.

Changes to Board Compensation Schedule

The compensation schedule for members of the Board was revised to provide for payment of an annual retainer of $165,000 to any non-employee director serving as Chairman of the Board. The compensation schedule was also revised to provide that the separate annual retainer of $65,000 payable to the Lead Director would not be payable to a non-employee director serving both as Chairman of the Board and as Lead Director, nor would the separate annual retainer of $4,000 payable to the Chairman of the Executive Committee be payable to a non-employee director serving both as Chairman of the Board and as Chairman of the Executive Committee.

Amendments to Compensation of Acting CEO

The Board approved an increase in Mr. Sherringham’s base compensation to $740,000 annually, effective for the period during which he serves as Acting President and Acting Chief Executive Officer of the Company in the absence of John A. Klein. The Board also approved an increase (to $500,000) in the annual base compensation payable to Mr. Sherringham in his capacity as Chief Financial Officer, which will become effective at such time as Mr. Sherringham relinquishes his duties as Acting President and Acting Chief Executive Officer.

In addition, the Board approved a change in the target short-term incentive plan bonus for Mr. Sherringham for the period during which he serves as Acting President and Acting Chief Executive Officer of the Company. The target bonus will be 80% of Mr. Sherringham’s annual base compensation for service in that capacity as described above, compared to a target bonus equal to 70% of his annual base compensation in his capacity as Chief Financial Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2007, the Board of Directors approved amendments to the Company’s Bylaws. Article IV, Section 4 was amended to provide that the director appointed to serve as Lead Director may also serve as Chairman or Vice Chairman of the Board. Article IV, Section 5 was amended (a) to permit the director serving as Lead Director to continue to serve as a member of the Board until the expiration of the term of office as a director during which the director attains the age of 75, and (b) to eliminate a similar rule previously applicable to the Vice Chairman of the Board. The amendments became effective upon approval by the Board. A copy of the Bylaw amendments is being filed herewith as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits

(d)	The following Exhibits are filed herewith. Exhibits 10.26(a) and 10.27(a) are being filed to correct a drafting error in the forms of agreement previously filed as exhibits 10.26(a) and 10.27(a) to Form 8-K filed on October 31, 2007.

Exhibit No.	Description
3.2	Amendments to Bylaws

10.26(a)	Form of Grant Agreement for Restricted Stock (Executive Officers) under 2007 Recognition and Retention Plan (corrected)

10.26(c)	Form of Grant Agreement for Restricted Stock (Non-Employee Directors) under 2007 Recognition and Retention Plan

10.27(a)	Form of Grant Agreement for Stock Options (Executive Officers) under 2007 Stock Option Plan (corrected)

10.27(c)	Form of Grant Agreement for Stock Options (Non- Employee Directors) under 2007 Stock Option Plan

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: December 7, 2007	By:	/s/ William T. Kosturko
(Signature)

	Name:	William T. Kosturko
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendments to Bylaws

10.26(a)	Form of Grant Agreement for Restricted Stock (Executive Officers) under 2007 Recognition and Retention Plan (corrected)

10.26(c)	Form of Grant Agreement for Restricted Stock (Non-Employee Directors) under 2007 Recognition and Retention Plan

10.27(a)	Form of Grant Agreement for Stock Options (Executive Officers) under 2007 Stock Option Plan (corrected)

10.27(c)	Form of Grant Agreement for Stock Options (Non-Employee Directors) under 2007 Stock Option Plan